Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass / Brian Glaze Investor Relations (713) 625-8633

Stewart Reports Second Quarter 2025 Results

•	Total revenues of $722.2 million ($721.5 million on an adjusted basis) compared to $602.2 million ($602.7 million on an adjusted basis) in the prior year quarter

•	Net income of $31.9 million ($38.0 million on an adjusted basis) compared to net income of $17.3 million ($25.4 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $1.13 ($1.34 on an adjusted basis) compared to prior year quarter diluted EPS of $0.62 ($0.91 on an adjusted basis)

HOUSTON, July 23, 2025 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $31.9 million ($1.13 per diluted share) for the second quarter 2025, compared to net income attributable to Stewart of $17.3 million ($0.62 per diluted share) for the second quarter 2024. On an adjusted basis, net income for the second quarter 2025 was $38.0 million ($1.34 per diluted share) compared to net income of $25.4 million ($0.91 per diluted share) in the second quarter 2024. Pretax income before noncontrolling interests for the second quarter 2025 was $46.8 million ($54.9 million on an adjusted basis) compared to $29.0 million ($39.6 million on an adjusted basis) for the second quarter 2024.

Second quarter 2025 results included $0.7 million of pretax net realized and unrealized gains, primarily resulting from $2.4 million of net unrealized gains on fair value changes of equity securities investments, partially offset by a $1.2 million acquisition liability adjustment loss in the title segment. Second quarter 2024 results included $0.5 million of pretax net realized and unrealized losses primarily driven by net unrealized losses on fair value changes of equity securities investments in the title segment.

“I am pleased with our performance this quarter as our top line results demonstrate our progress in growing each of our business lines,” commented Fred Eppinger, chief executive officer. “We have also been thoughtful in our operational management and were able to deliver solid bottom-line results for the second quarter. Although the housing market continues to pose headwinds, we are dedicated to growing each of our businesses, managing our operations and being a partner of choice for our customers.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenues	722.2	602.2	1,334.2	1,156.5
Pretax income before noncontrolling interests	46.8	29.0	52.7	36.2
Income tax expense	(11.1)	(7.9)	(11.6)	(8.9)
Net income attributable to noncontrolling interests	(3.7)	(3.7)	(6.1)	(6.8)
Net income attributable to Stewart	31.9	17.3	35.0	20.5
Non-GAAP adjustments, after taxes*	6.0	8.1	9.9	9.6
Adjusted net income attributable to Stewart*	38.0	25.4	44.9	30.0
Pretax margin	6.5%	4.8%	3.9%	3.1%
Adjusted pretax margin*	7.6%	6.6%	5.0%	4.2%
Net income per diluted Stewart share	1.13	0.62	1.24	0.73
Adjusted net income per diluted Stewart share*	1.34	0.91	1.59	1.07

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended June 30,
	2025	2024	% Change
Operating revenues	592.5	496.2	19%
Investment income	16.2	14.3	14%
Net realized and unrealized gains	0.8	(0.5)	258%
Pretax income	49.3	33.4	48%
Non-GAAP adjustments to pretax income*	2.6	5.0
Adjusted pretax income*	51.9	38.4	35%
Pretax margin	8.1%	6.5%
Adjusted pretax margin*	8.5%	7.5%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the second quarter 2025 grew $96.3 million (19 percent), with improved revenues from both our direct and agency title operations compared to the second quarter 2024, while investment income improved by $2.0 million (14 percent) compared to the prior year quarter, primarily driven by higher interest and dividend income in the second quarter 2025.

Total segment operating expenses increased $83.6 million (18 percent), with agency retention expenses increasing $52.0 million (26 percent) in line with the gross agency revenue increase of $60.5 million (25 percent) compared to the prior year quarter. Combined employee costs and other operating expenses increased $31.3 million (13 percent) in the second quarter 2025 compared to the prior year quarter, primarily due to increased incentive compensation and outside search and service expenses consistent with higher title revenues, and higher salaries expense related to increased employee count. As a percentage of operating revenues, total employee costs and other operating expenses for the title segment improved to 47 percent in the second quarter 2025 from 50 percent in the second quarter 2024, primarily due to increased title operating revenues.

Title loss expense in the second quarter 2025 was $21.5 million, compared to $21.1 million in the second quarter 2024. As a percentage of title operating revenues, the title loss expense improved to 3.6 percent in the second quarter 2025, compared to 4.2 percent from the prior year quarter, primarily driven by our continued overall favorable claims experience.

In addition to the net realized and unrealized gains presented above, the title segment’s adjusted pretax income included $3.4 million and $4.6 million of non-GAAP adjustments for the second quarters 2025 and 2024, respectively, primarily related to acquisition intangible asset amortization and related expenses and severance and office closure expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended June 30,
	2025	2024	% Change
Non-commercial:
Domestic	179.6	169.4	6%
International	29.7	28.1	6%
	209.3	197.5	6%
Commercial:
Domestic	74.6	51.0	46%
International	7.4	7.0	6%
	82.0	58.0	41%
Total direct title revenues	291.3	255.5	14%

Domestic commercial revenues increased $23.6 million (46 percent) in the second quarter 2025, primarily driven by improved average transaction size and a 17 percent increase in commercial closed transactions compared to the prior year quarter, while domestic non-commercial revenues improved $10.2 million (6 percent), primarily resulting from increased transactions related to residential refinancing and real estate investors. Second quarter 2025 average domestic commercial fee per file improved 25 percent to $16,900, compared to $13,500 from the prior year quarter, while average domestic residential fee per file was slightly lower at $2,900, compared to $3,000 from the prior year quarter, primarily due to a higher mix of refinancing and real estate investor orders during the second quarter 2025. Total international revenues improved by $2.0 million (6 percent) in the second quarter 2025, primarily driven by overall increased volumes compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended June 30,
	2025	2024	% Change
Operating revenues	112.7	92.2	22%
Pretax income	6.7	5.1	32%
Non-GAAP adjustments to pretax income*	5.5	5.5
Adjusted pretax income*	12.2	10.6	15%
Pretax margin	6.0%	5.5%
Adjusted pretax margin*	10.9%	11.5%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues increased $20.5 million (22 percent) in the second quarter 2025, primarily driven by higher revenues from our credit information and valuation services businesses compared to the second quarter 2024. Combined employee costs and other operating expenses increased $18.7 million (23 percent), primarily resulting from increased costs of services related to credit information and valuation services, and higher employee costs supporting revenue growth. Non-GAAP adjustments to pretax income shown in the schedule above were related to acquisition intangible asset amortization expenses (refer to Appendix A).

Corporate Segment

The segment’s results primarily relate to net expenses attributable to corporate operations which totaled $9.2 million in the second quarter 2025, compared to $9.5 million in the second quarter 2024.

Expenses

Consolidated employee costs in the second quarter 2025 increased $28.5 million (16 percent) compared to the second quarter 2024, primarily driven by higher incentive compensation consistent with overall improved revenues and increased salaries and employee benefits expenses primarily resulting from a 5 percent higher average employee count. As a percentage of total operating revenues, consolidated employee costs in the second quarter 2025 improved to 29.5 percent compared to 30.5 percent in the prior year quarter.

Consolidated other operating expenses increased $21.2 million (14 percent), primarily driven by increased real estate solutions service expenses and title outside search and premium tax expenses driven by overall revenue growth in the second quarter 2025 compared to the second quarter 2024. As a percentage of total operating revenues, second quarter 2025 consolidated other operating expenses improved to 24.6 percent compared to 25.9 percent from the prior year quarter.

Other

Net cash provided by operations improved to $53.4 million in the second quarter 2025, compared to $21.1 million in the second quarter 2024, primarily driven by the higher net income and lower claims payments in the second quarter 2025.

Second Quarter Earnings Call

Stewart will hold a conference call to discuss the second quarter 2025 earnings at 8:30 a.m. Eastern Time on Thursday, July 24, 2025. To participate, dial 800-245-3047 (USA) or 203-518-9765 (International) – access code STCQ225. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on July 24, 2025 until midnight on July 31, 2025 by dialing (800) 839-8320 (USA) or (402) 220-6072 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Title revenues:
Direct title	291,262	255,480	522,924	466,068
Agency title	301,285	240,760	568,803	481,532
Real estate solutions	112,650	92,198	209,727	175,214
Total operating revenues	705,197	588,438	1,301,472	1,122,814
Investment income	16,257	14,306	28,913	27,207
Net realized and unrealized gains (losses)	727	(514)	3,780	6,524
	722,181	602,230	1,334,165	1,156,545
Expenses:
Amounts retained by agencies	252,112	200,126	473,489	400,102
Employee costs	208,209	179,708	394,019	352,125
Other operating expenses	173,527	152,291	334,439	289,244
Title losses and related claims	21,454	21,090	39,156	38,472
Depreciation and amortization	15,150	15,198	30,472	30,582
Interest	4,953	4,812	9,914	9,869
	675,405	573,225	1,281,489	1,120,394
Income before taxes and noncontrolling interests	46,776	29,005	52,676	36,151
Income tax expense	(11,141)	(7,940)	(11,625)	(8,876)
Net income	35,635	21,065	41,051	27,275
Less net income attributable to noncontrolling interests	3,713	3,722	6,052	6,802
Net income attributable to Stewart	31,922	17,343	34,999	20,473

Net earnings per diluted share attributable to Stewart	1.13	0.62	1.24	0.73
Diluted average shares outstanding (000)	28,330	28,013	28,337	28,011

Selected financial information:
Net cash provided (used) by operations	53,428	21,123	23,501	(8,465)
Other comprehensive income (loss)	14,454	(752)	20,825	(7,348)

Second Quarter Domestic Order Counts:

Opened Orders 2025:	Apr	May	June	Total	Closed Orders 2025:	Apr	May	June	Total
Commercial	1,612	1,326	1,588	4,526	Commercial	1,472	1,444	1,499	4,415
Purchase	18,050	17,785	16,958	52,793	Purchase	11,491	12,156	12,239	35,886
Refinancing	7,010	6,188	6,538	19,736	Refinancing	4,424	3,989	3,752	12,165
Other	5,232	4,666	2,693	12,591	Other	5,729	6,503	1,896	14,128
Total	31,904	29,965	27,777	89,646	Total	23,116	24,092	19,386	66,594

Opened Orders 2024:	Apr	May	June	Total	Closed Orders 2024:	Apr	May	June	Total
Commercial	1,232	1,249	1,045	3,526	Commercial	1,288	1,314	1,185	3,787
Purchase	19,273	18,493	17,291	55,057	Purchase	12,247	13,610	11,975	37,832
Refinancing	5,782	5,976	4,973	16,731	Refinancing	3,530	3,547	2,901	9,978
Other	3,664	4,810	2,933	11,407	Other	3,272	2,526	2,104	7,902
Total	29,951	30,528	26,242	86,721	Total	20,337	20,997	18,165	59,499

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	June 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	178,101	216,298
Short-term investments	45,731	41,199
Investments in debt and equity securities, at fair value	689,743	669,098
Receivables – premiums from agencies	39,166	36,753
Receivables – other	135,791	111,735
Allowance for uncollectible amounts	(8,890)	(7,725)
Property and equipment, net	83,167	87,613
Operating lease assets, net	113,615	102,210
Title plants	74,955	74,862
Goodwill	1,092,747	1,084,139
Intangible assets, net of amortization	158,348	173,075
Deferred tax assets	4,795	4,827
Other assets	173,888	136,061
	2,781,157	2,730,145
Liabilities:
Notes payable	446,000	445,841
Accounts payable and accrued liabilities	203,903	214,580
Operating lease liabilities	129,787	118,835
Estimated title losses	523,085	511,534
Deferred tax liabilities	32,100	28,266
	1,334,875	1,319,056
Stockholders’ equity:
Common Stock and additional paid-in capital	366,966	358,721
Retained earnings	1,096,023	1,089,484
Accumulated other comprehensive loss	(22,572)	(43,397)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,437,751	1,402,142
Noncontrolling interests	8,531	8,947
Total stockholders’ equity	1,446,282	1,411,089
	2,781,157	2,730,145

Number of shares outstanding (000)	27,940	27,764
Book value per share	51.46	50.50

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	June 30, 2025				June 30, 2024
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	592,547	112,650	-	705,197	496,240	92,198	-	588,438
Investment income	16,233	24	-	16,257	14,282	24	-	14,306
Net realized and unrealized gains (losses)	768	-	(41)	727	(487)	-	(27)	(514)
	609,548	112,674	(41)	722,181	510,035	92,222	(27)	602,230
Expenses:
Amounts retained by agencies	252,112	-	-	252,112	200,126	-	-	200,126
Employee costs	189,549	15,437	3,223	208,209	162,916	13,583	3,209	179,708
Other operating expenses	88,252	84,072	1,203	173,527	83,616	67,252	1,423	152,291
Title losses and related claims	21,454	-	-	21,454	21,090	-	-	21,090
Depreciation and amortization	8,443	6,424	283	15,150	8,536	6,264	398	15,198
Interest	424	-	4,529	4,953	380	7	4,425	4,812
	560,234	105,933	9,238	675,405	476,664	87,106	9,455	573,225
Income (loss) before taxes	49,314	6,741	(9,279)	46,776	33,371	5,116	(9,482)	29,005

Six Months Ended:	June 30, 2025				June 30, 2024
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	1,091,745	209,727	-	1,301,472	947,600	175,214	-	1,122,814
Investment income	28,855	58	-	28,913	27,158	49	-	27,207
Net realized and unrealized gains (losses)	3,823	-	(43)	3,780	6,629	-	(105)	6,524
	1,124,423	209,785	(43)	1,334,165	981,387	175,263	(105)	1,156,545
Expenses:
Amounts retained by agencies	473,489	-	-	473,489	400,102	-	-	400,102
Employee costs	358,036	29,172	6,811	394,019	319,718	25,801	6,606	352,125
Other operating expenses	174,759	157,015	2,665	334,439	161,516	125,070	2,658	289,244
Title losses and related claims	39,156	-	-	39,156	38,472	-	-	38,472
Depreciation and amortization	17,057	12,796	619	30,472	17,266	12,538	778	30,582
Interest	846	2	9,066	9,914	759	7	9,103	9,869
	1,063,343	198,985	19,161	1,281,489	937,833	163,416	19,145	1,120,394
Income (loss) before taxes	61,080	10,800	(19,204)	52,676	43,554	11,847	(19,250)	36,151

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, and office closure costs and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and six months ended June 30, 2025 and 2024 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended June 30,			Six Months Ended June 30,
	2025	2024	% Chg	2025	2024	% Chg
Total revenues	722.2	602.2	20%	1,334.2	1,156.5	15%
Non-GAAP revenue adjustment:
Net realized and unrealized (gains) losses	(0.7)	0.5		(3.8)	(6.5)
Adjusted total revenues	721.5	602.7	20%	1,330.4	1,150.0	16%

Net realized and unrealized gains (losses):
Net unrealized gains (losses) on equity securities fair value changes	2.4	(0.5)		5.6	6.7
Net losses from acquisition liability adjustments	(1.2)	-		(1.0)	-
Net losses on sale of securities investments	(0.1)	-		(0.4)	(0.1)
Other items, net	(0.4)	-		(0.4)	(0.1)
Total	0.7	(0.5)		3.8	6.5

Pretax income	46.8	29.0	61%	52.7	36.2	46%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(0.7)	0.5		(3.8)	(6.5)
Acquired intangible asset amortization	8.3	8.3		16.6	16.8
Office closure and severance expenses	0.6	1.8		0.6	2.3
Adjusted pretax income	54.9	39.6	39%	66.1	48.7	36%
GAAP pretax margin	6.5%	4.8%		3.9%	3.1%
Adjusted pretax margin	7.6%	6.6%		5.0%	4.2%

Net income attributable to Stewart	31.9	17.3	84%	35.0	20.5	71%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(0.7)	0.5		(3.8)	(6.5)
Acquired intangible asset amortization	8.3	8.3		16.6	16.8
Office closure and severance expenses	0.6	1.8		0.6	2.3
Net tax effects of non-GAAP adjustments	(2.1)	(2.5)		(3.5)	(3.0)
Non-GAAP adjustments, after taxes	6.0	8.1		9.9	9.6
Adjusted net income attributable to Stewart	38.0	25.4	50%	44.9	30.0	50%

Diluted average shares outstanding (000)	28,330	28,013		28,337	28,011
GAAP net income per share	1.13	0.62		1.24	0.73
Adjusted net income per share	1.34	0.91		1.59	1.07

	Quarter Ended June 30,			Six Months Ended June 30,
	2025	2024	% Chg	2025	2024	% Chg
Title Segment:

Revenues	609.5	510.0	20%	1,124.4	981.4	15%
Net realized and unrealized (gains) losses	(0.8)	0.5		(3.8)	(6.6)
Adjusted revenues	608.8	510.5	19%	1,120.6	974.8	15%

Pretax income	49.3	33.4	48%	61.1	43.6	40%
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(0.8)	0.5		(3.8)	(6.6)
Acquired intangible asset amortization	2.8	2.8		5.6	5.7
Office closure and severance expenses	0.6	1.8		0.6	2.3
Adjusted pretax income	51.9	38.4	35%	63.5	44.9	41%
GAAP pretax margin	8.1%	6.5%		5.4%	4.4%
Adjusted pretax margin	8.5%	7.5%		5.7%	4.6%

Real Estate Solutions Segment:

Revenues	112.7	92.2	22%	209.8	175.3	20%

Pretax income	6.7	5.1	32%	10.8	11.8	(9)%
Non-GAAP pretax adjustment:
Acquired intangible asset amortization	5.5	5.5		11.0	11.1
Adjusted pretax income	12.2	10.6	15%	21.8	23.0	(5)%
GAAP pretax margin	6.0%	5.5%		5.1%	6.8%
Adjusted pretax margin	10.9%	11.5%		10.4%	13.1%